UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2024

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 3.02 is incorporated by reference in this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

On January 11, 2024, ECD Automotive Design, Inc. (the “Company”) and Benjamin Piggott entered into a securities subscription agreement (the “Agreement”), pursuant to which the Company issued and sold in a private transaction 25,000 shares of the Company’s common stock, $0.0001 par value per share, to Benjamin Piggott at a price of $10.00 per share or an aggregate purchase price of $250,000.00. A copy of the Agreement is attached hereto as Exhibit 10.1.

The above-described issuance is exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1	Securities Subscription Agreement dated January 11, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2024

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Raymond Cole
	Name:	Raymond Cole
	Title:	Chief Financial Officer

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